INTEGRATED ELECTRICAL SERVICES, INC

ANNUAL MANAGEMENT INCENTIVE PLAN
PLAN DOCUMENT

1.	PURPOSE

The purposes of the Annual Management Incentive Plan (“Plan”) are to provide annual cash-based incentives to Named Executive Officers who are those deemed by the Committee to have significant responsibility for the success and growth of Integrated Electrical Services, Inc. ("IES") and its subsidiaries, divisions and affiliated businesses, to align the interests of such persons with those of IES’ shareholders, to assist IES in recruiting, retaining and motivating executive officers on a competitive basis, and to ensure a pay for performance linkage for Participants.

2.	DEFINITIONS

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine, and neuter pronouns are interchangeable and that each comprehends the others.

(a)	“ Board ” shall mean the Board of Directors of the Company.

(b)

“ Committee ” shall mean the Human Resources and Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an “outside director” within the meaning of Section 162(m).

(c)	“ Company ” shall mean Integrated Electrical Services, Inc.

(d)

“ Named Executive Officer ” shall include the C hief Executive Officer, C hief Financial Officer, the three other most highly compensated executive officers, plus any other officer designated as a Named Executive Officer (“NEO”) by the Board of Directors.

(e)	“ Participant ” shall mean a Named Executive Officer (“NEO”) of the Company designate d as a participant under the Plan.

(f)	“ Plan ” shall mean the Integrated Electrical Services Annual Management Incentive Plan, as set forth herein and as may be amended from time to time.

(g)	“ Section 162(m) ” shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (including any proposed regulations).

(h)	“ Subsidiary ” shall mean any corporation in which the Company owns, directly or indirectly, stock representing more than 50% of the voting power of all classes of stock entitled to vote.

3.	ADMINISTRATION

The Plan will be administered by the Committee

(a)

Authority of Committee . The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan . S uch powers to include the authority (within the limitations described herein):

i.	to select the persons to be granted Awards under the Plan,

ii.	to determine the type, size and terms of Awards to be made to each Named Executive Officer selected,

iii.	to determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made,

iv.	to establish objectives and conditions for earning Awards,

v.	to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms of such agreement (which shall not be inconsistent with the Plan) and who must sign such agreement,

vi.	to determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period,

vii.	to determine if and when an Award may be deferred,

viii.	to determine whether the amount or payment of an Award should be reduced or eliminated,

ix.	to determine the guidelines and/or procedures for the payment or exercise of Awards, and

x.

to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted to a Named Executive Officers comply with the Performance Based Exception under Code Section 162(m).

(b)

Interpretation of Plan . The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including IES, its shareholders and any person receiving an Award under the Plan .

(c)

Delegation of Authority . To the extent not prohibited by law, the Committee may delegate its authority hereunder and may grant authority to designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan.

4.	ELIGIBILITY

Eligible Participants under the Plan is limited to Named Executive Officers designated and approved by the Committee in its sole discretion.

A Participant shall not be eligible to receive a bonus under the Plan for any year in which the Participant resigns or their employment terminates without or without cause before actual payment of the bonus to such employee. Upon termination of Executive’s employment for either death or disability, Participant or Participant’s estate (as the case may be) shall be entitled to receive a pro rata portion of the Participant’s Annual Bonus awarded to Executive (the “Pro Rata Bonus”) equal to the greater of (a) annual target incentive opportunity for the Fiscal Year in which such death or disability occurs; or (b) the most recent annual incentive awarded to Participant.

5.	BONUSES

(a)

Performance Criteria. On or before October 1 of each year (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such year. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) return on capital; (ii) earnings per share; (iii) net sales; (iv) net earnings; (v) net operating profits; (vi) operating income; (vii) operating cash flow; (viii) expense control; (ix) working capital relating to inventory and/or accounts receivable; (x) net operating margin; (xi) share price performance; (xii) implementation or completion of critical projects; (xiii) total return to shareholders; or other performance measure as determined by the Committee.

(b)

Maximum Amount Payable. If the Committee certifies that the performance objectives established for the relevant fiscal year under Section 5(a) has been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the day the bonus is actually paid shall be eligible to receive n bonus amount that in no event may ever exceed 200% of the Participant's annual incentive target for such fiscal year.

(c)

Negative Discretion. Notwithstanding anything else contained in Section 5(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5(b) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 5(b).

(d)

Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee an annual bonus for such year in an amount up to the maximum bonus payable under Section 5(b), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring any person who is or becomes Covered Employee, the Committee may provide for a minimum bonus amount in any calendar year, regardless of whether performance objectives are attained.

6.	PAYMENT

Except as otherwise provided hereunder, payment of any bonus amount determined under Section 5 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 5(d), after the Committee determines the amount of any such bonus).

7.	GENERAL PROVISIONS

(a)

Effectiveness of the Plan. The Plan shall be effective with respect to fiscal years beginning on October 1, 2007, and ending on or before September 30, 2008, unless the term hereof is extended by action of the Board.

(b)

Amendment and Termination. Notwithstanding Section 7(a), the Board or the Committee may at any time amend, suspend, discontinue, or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance, or termination shall adversely affect the rights of any Participant in respect of any fiscal year which has already commenced and no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).

(c)

Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d)

No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries or any vested right to any payments until such payment is actually made to Participant or their estate.

(e)

No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f)

Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company's assets, or ( ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators, or successors in interest.

(g)

Withholding . Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state, and local income and employment taxes and any other amounts that the Company is required at law to deduct and withhold from such payment.

(h)

Severability . If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(i)	Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Texas, without reference to the principles of conflict of laws.

(j)	Headings . Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.